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                                                                [CONFORMED COPY]

                             NOW DISPOSAL AGREEMENT


          This NOW Disposal Agreement (the "Agreement"), dated as of June 4, 1996, but effective as of the Effective Date (as defined below), is entered into by and among Sanifill, Inc., a Delaware corporation ("Sanifill"), NOW Disposal Operating Co., a Delaware corporation and an indirect wholly-owned subsidiary of Sanifill ("Disposeco"), and Campbell Wells, Ltd., a Delaware limited partnership, the equity interests of which are owned directly or indirectly by Sanifill ("Campbell Wells").

          WHEREAS, Campbell Wells is engaged, and Disposeco proposes to engage, in the collection and disposal of nonhazardous oilfield waste; and

          WHEREAS, the parties desire that Disposeco agree to deliver, and Campbell Wells agree to accept at its Louisiana landfarms, certain quantities of nonhazardous oilfield waste each year for the next 25 years; and

          WHEREAS, the parties further desire to set forth the basis on which the quantities of waste to be delivered by Disposeco and accepted by Campbell Wells shall be calculated, the price to be paid by Disposeco to Campbell Wells for such disposal and related activities, the procedures to be followed by the parties in determining the locations to which waste is to be taken and the procedures to be followed in effecting the transfer and receipt of such waste at Campbell Wells' facilities;

          NOW, THEREFORE, in consideration of the above premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          For purposes of this Agreement, the following terms shall have the following meanings (unless indicated otherwise, all Article and Section references are to Articles and Sections in this Agreement):

          ACTUAL VOLUME: For any Contract Year, the aggregate amount of NOW actually delivered by or on behalf of Disposeco and accepted for disposal by Campbell Wells in accordance with the provisions of this Agreement.

          ADJUSTMENT DATES: June 30, 1998 and each subsequent December 31 and June 30 during the term of this Agreement.

          AFFILIATE: A Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to (i) vote 50% or

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more of the voting interests in such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          ANNUAL VOLUME: For each Contract Year, the annual volume of NOW, before consideration of Prior Years Adjustments, required to be delivered by Disposeco to Campbell Wells for disposal at the Landfarms, which volume shall be determined in accordance with Section 2.2.1.

          COLLECTION.  The collection, transfer or transportation of NOW.

          CONTRACT YEAR: Twelve-month period commencing each July 1 during the term of this Agreement; provided, however, that the first Contract Year shall be the period commencing on the Effective Date and ending on June 30, 1997.

          COVERED REGION: The States of Louisiana, Texas, Mississippi and Alabama and the Gulf of Mexico.

          CURRENT TEST PERIOD: For any Adjustment Date, the six-month period commencing six months prior to such Adjustment Date and concluding on such Adjustment Date.

          DISPOSAL:  The treatment or disposal of NOW.

          EFFECTIVE DATE: The date Campbell Wells gives written notice to Disposeco of the effectiveness of the Agreement.

          EXCLUDED NOW: NOW generated and collected on land and delivered to the Landfarms from the site where it was generated entirely by on-land transportation.

          FORCE MAJEURE: Substantial changes to laws, regulations or taxes directly and materially affecting the rights, obligations, consideration or ability to perform of the parties under this Agreement, including without limitation, regulatory changes, the loss of environmental or other permits directly and materially affecting the rights, obligations, consideration or the ability to perform of the parties under this Agreement, acts of God, landslides, lightning, forest fires, storms, hurricanes, floods, freezing, earthquakes, civil disturbances, strikes, lockouts, other industrial disturbances, acts of the public enemy, wars, blockades, public riots, breakage, explosions, accidents to machinery, pipelines or materials or other cause, whether of the kind enumerated or otherwise, which is not reasonably within the control of the party claiming the existence of a Force Majeure.

            LANDFARM AVERAGE VOLUME: For any Landfarm during each Contract Year, the product of (a) the Annual Volume for such Contract Year less the Prior Years Adjustment, if any, for such Contract Year multiplied by (b) the Median Range for such Landfarm as set forth in Section 2.4.

          LANDFARMS: The NOW disposal facilities owned and operated by Campbell Wells designated as Elm Grove, LA (DNR Permit #OWD 89-1); Bourg, LA (DNR Permit #90-10 OWD); Bateman Island, LA (DNR Permit #91-10 OWD); and Mermentau, LA (DNR Permit #SWD 83-6).


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          NOW:  Nonhazardous oilfield waste associated with the exploration and production of oil, gas and geothermal energy that contains less than 30 picocuries per gram of Radium 226 or 228. Without limiting the generality of the foregoing, for waste disposed of in Louisiana, the term NOW shall include all wastes containing less than 30 picocuries per gram of Radium 226 or 228 classified as NOW under Louisiana Statewide Order 29-B as currently in effect.

          PRECEDING TEST PERIOD: For any Adjustment Date, the six month period commencing 12 months prior to such Adjustment Date and concluding six months prior to such Adjustment Date.

          PREVAILING RATE: At any given time, the price Disposeco shall be obligated to pay per barrel of NOW delivered to Campbell Wells and disposed at a Landfarm in accordance with this Agreement as determined in accordance with
Section 3.1.

          PERSON: Any individual, corporation, association, partnership, joint venture, trust, estate or other entity or organization or government or any agency or political subdivision thereof.

          PRIOR YEARS ADJUSTMENT: Optional adjustments to Annual Volume pursuant to Section 2.1 for any Contract Year as determined in accordance with
Section 2.3.  The Prior Years Adjustment may be a negative number.

          QUARTER: Calendar quarters commencing each January 1, April 1, July 1 and October 1; provided, however, that the first Quarter shall commence on the Effective Date and end on September 30, 1996.

          ZAPATA FACILITY: A NOW disposal facility owned and operated by Campbell Wells located near Zapata, Texas.

                                   ARTICLE II

                                    DISPOSAL

     2.1 DELIVERY AND ACCEPTANCE. In accordance with the terms and provisions of this Agreement, during each Contract Year, Disposeco shall deliver to Campbell Wells for disposal at the Landfarms a minimum amount of NOW equal to
(i) the Annual Volume of NOW for such Contract Year (ii) minus the Prior Years Adjustment, if any, for such Contract Year as set forth in Section 2.3 (iii) minus 92,500 barrels of NOW. Subject to the terms and conditions and the limitations set forth in this Agreement, Campbell Wells shall accept for disposal at the Landfarms all NOW delivered by or on behalf of Disposeco; provided that in no event shall Campbell Wells be obligated to accept from or on behalf of Disposeco for disposal at the Landfarms more than 2.22 million barrels of NOW in any Contract Year. In the event Campbell Wells elects not to accept NOW delivered by Disposeco in excess of 2.22 million barrels during any Contract Year, Campbell Wells shall reject such waste in accordance with Section 5.6 of this Agreement.


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     2.2  ANNUAL VOLUME.

          2.2.1 ANNUAL VOLUME. The Annual Volume of NOW during any Contract Year shall be equal to the Preliminary Annual Volume (as defined in Section
2.2.2 below) (a) minus the Volume Adjustment (as defined in Section 2.2.3 below), if any, exercised by Disposeco in accordance with Section 2.2.4 during such Contract Year, (b) minus the amount of NOW, if any, rejected by Campbell Wells pursuant to Section 7.5(ii).

          2.2.2 PRELIMINARY ANNUAL VOLUME. For each Contract Year, the Preliminary Annual Volume of NOW shall be the lesser of (i) 33.33% of the total barrels of NOW that Newpark Resources, Inc., a Delaware corporation ("Newpark"), and its Affiliates accept, acquire, take possession of, procure, direct, control or otherwise receive for processing and disposal during the Contract Year in the Covered Region (with the exception of any NOW produced by third-party generators which Newpark or its Affiliates treat and dispose of on the site at which the NOW was generated) and (ii) 1,850,000 barrels of NOW, in each case excluding injectable saltwater.

          2.2.3 VOLUME ADJUSTMENT. Within 25 days after the end of each Quarter, Campbell Wells shall determine the aggregate revenues actually received by Sanifill, Campbell Wells and their Affiliates during such preceding Quarter from the Collection or Disposal of NOW and other oilfield wastes, the remediation and closure of oilfield waste pits, including related loading and hauling, or onshore cleaning operations in the Covered Region, with the exception of revenues attributable to extraordinary levies as described in
Section 3.5 and revenues from (i) the Disposal of Excluded NOW, (ii) the Disposal at the Zapata Facility of NOW Collected within a 200-mile radius of the Zapata Facility, including charges for such Collection or (iii) the Disposal of NOW pursuant to this Agreement (the "Sanifill NOW Revenues"). The Volume Adjustment for each Quarter shall be calculated by dividing the aggregate Sanifill NOW Revenues for such Quarter by the Prevailing Rate for such Quarter. Campbell Wells shall notify Disposeco (the "Volume Adjustment Notice") of the Volume Adjustment within 25 days after the end of each Quarter. Notwithstanding the foregoing, any Person who acquires any of the Landfarms, directly or indirectly, shall become subject to this Section 2.2.3 as if it were Campbell Wells; provided, however, that no revenues from operations of such Person or its Affiliates that existed at the time of such acquisition shall be included in calculations under this Section 2.2.3.

          2.2.4 EXERCISE OF THE VOLUME ADJUSTMENT. Disposeco shall have the option to decrease the Annual Volume for the current Contract Year (or, if applicable, the subsequent Contract Year) by all or part of the Volume Adjustment for any Quarter by notifying Campbell Wells in writing of its intention to do so before the expiration of the fourth complete Quarter after the end of the Quarter in which the Volume Adjustment Notice for such Volume Adjustment is received. Volume Adjustments shall be exercised in the order in which they are accrued. Any portion of the Volume Adjustment for any Quarter as to which Disposeco fails to timely exercise such option shall expire.

     2.3. CARRYFORWARD ACCOUNT; PRIOR YEARS ADJUSTMENT.

          2.3.1 DETERMINATION OF CARRYFORWARD AMOUNT. Within 30 days after the end of each Contract Year during the term of this Agreement, Disposeco shall determine and notify Campbell Wells of the amount equal to the difference between (i) the Actual Volume for such Contract Year and (ii) the Annual Volume for such Contract Year. For any Contract Year in which the Annual


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Volume is more than the Actual Volume, the difference shall be referred to as a "Negative Carryforward." For any Contract Year in which the Actual Volume is more than the Annual Volume, the difference shall be referred to as a "Positive Carryforward."

          2.3.2 CARRYFORWARD ACCOUNT; INITIAL BALANCE. The parties shall maintain a Carryforward Account. The initial balance of the Carryforward Account shall be zero. The balance of the Carryforward Account shall be increased by the amount of any Positive Carryforward; provided that the balance of the Carryforward Account may not exceed 185,000 barrels. Any portion of a Positive Carryforward which would cause the current balance of the Carryforward Account to exceed 185,000 barrels shall be disregarded. The balance of the Carryforward Amount shall be reduced by the amount of any Negative Carryforward. The balance of the Carryforward Account may be negative.

          2.3.3 REDUCTION IN BALANCE FROM UNUSED POSITIVE CARRYFORWARDS. In the event that a Positive Carryforward accruing in any Contract Year is not fully offset against Negative Carryforwards accruing prior to such Positive Carryforward or within the two Contract Years immediately following the Contract Year in which such Positive Carryforward accrued, the portion of such Positive Carryforward not so offset shall be deducted from the positive balance of the Carryforward Account as of the end of the second Contract Year after the Contract Year in which such Positive Carryforward accrued. No such reduction shall cause the balance in the Carryforward Account to be negative.

          2.3.4 DELIVERIES FOLLOWING A NEGATIVE CARRYFORWARD ACCOUNT BALANCE. Following any Contract Year in which a Negative Carryforward (the "Triggering Carryforward") accrues causing the balance of the Carryforward Account to become negative in any Contract Year, Disposeco shall be obligated to deliver to Campbell Wells, over the two Contract Years immediately following the Contract Year in which such Negative Carryforward accrued, amounts of NOW in excess of the Annual Volumes for such Contract Years equal to the negative Carryforward Account balance. In the event Disposeco fails to deliver such amounts over the next two Contract Years, at the end of the second Contract Year, Campbell Wells will invoice Disposeco, and Disposeco shall be obligated to pay, an amount equal to the Prevailing Rate at the time multiplied by the quantity of the remaining portion of the Triggering Carryforward. Upon receipt of payment, the Carryforward Account balance shall be adjusted to reflect such amounts as if they had been actually delivered during the preceding Contract Year.

          2.3.5 PRIOR YEARS ADJUSTMENT. In any Contract Year with a positive Carryforward Account balance, the amount of the positive Carryforward Account balance shall be applied as a Prior Years Adjustment pursuant to Section
2.1. Such amount so applied shall be subtracted from the Annual Volume for such Contract Year in accordance with Section 2.1.

     2.4 ALLOCATION OF NOW AMONG LANDFARMS. Unless otherwise provided in this Agreement or agreed by the parties, on a Quarterly basis, deliveries of NOW by Disposeco to all Landfarms shall be allocated to the individual Landfarms such that the amount of NOW delivered to an individual Landfarm as a percentage of NOW delivered to all Landfarms shall fall within the Permissible Range for such Landfarm as set forth below. Upon request of any party, the parties agree to meet at least annually to review the Permissible Ranges and to negotiate in good faith to modify the Permissible Ranges as the parties deem appropriate. In the event Disposeco delivers NOW to any Landfarm in


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excess of the Permissible Range for such Landfarm, Campbell Wells shall have the right, but not the obligation, to reject such NOW in accordance with
Section 5.6. Rejection of NOW by Campbell Wells pursuant to this Section 2.4 shall not reduce the Annual Volume of NOW to be delivered by Disposeco for such Contract Year or otherwise affect Disposeco's obligation to deliver NOW in such quantities as are permissible or required under the terms of this Agreement. Subject to Section 2.8, Disposeco shall use commercially reasonable efforts to cause substantially all materials delivered by Disposeco or its Affiliates to the Landfarm near Mermentau to be delivered by truck.

          Landfarm            Median Range        Permissible Range
          --------            ------------        -----------------

          Bourg, LA                   40%               35% - 45%

          Bateman Island, LA          50%               45% - 55%

          Mermentau, LA               10%                5% - 15%

          Elm Grove, LA               N/A                  N/A

     2.5 RADIUM CONCENTRATION. Notwithstanding anything contained in this Agreement to the contrary, Campbell Wells shall not be obligated to accept NOW from Disposeco at any Landfarm where such NOW (i) when combined with other NOW in an individual treatment cell, would cause the weighted average concentration of Radium 226 or 228 to exceed 5 pCi/gm, excluding background or (ii) would require the loading of two or more treatment cells simultaneously to prevent the weighted average concentration of Radium 226 or 228 from exceeding 5 pCi/gm, excluding background. In the event Disposeco delivers NOW contravening the foregoing sentence, Campbell Wells shall have the right, but not the obligation, to reject such NOW in accordance with Section 5.6. Rejection of NOW by Campbell Wells pursuant to this Section 2.5 shall not reduce the Annual Volume of NOW to be delivered by Disposeco for such Contract Year or otherwise affect Disposeco's obligation to deliver NOW in such quantities as are permissible or required under the terms of this Agreement.

     2.6  VARIANCE AS TO ALL LANDFARMS.

          2.6.1 CONFLICT OF PROVISIONS. In the event of any irreconcilable conflict between the provisions of Section 2.6 and the provisions of Sections
2.1 and 2.3, the provisions of Sections 2.1 and 2.3 shall control.

          2.6.2 QUARTERLY VARIANCE. Subject to the other terms and conditions of this Agreement and unless otherwise agreed in advance by the parties, in every Quarter during the term of this Agreement, (a) Disposeco shall be obligated to deliver to Campbell Wells for disposal at the Landfarms a minimum of 20% of the Annual Volume of NOW for such Contract Year and (b) Campbell Wells shall be obligated to accept from Disposeco for disposal at all Landfarms a maximum of 555,000 barrels of NOW.

          2.6.3 MONTHLY VARIANCE. Subject to the other terms and conditions of this Agreement and unless otherwise agreed in advance by the parties, Campbell Wells shall be obligated to accept from Disposeco for disposal at the Landfarms a maximum of 250,000 barrels of NOW

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during any one month.  The parties agree to cooperate to minimize monthly variances in NOW delivered for disposal at the Landfarms.

     2.7 VARIANCE AS TO INDIVIDUAL LANDFARMS. Subject to the other terms and conditions of this Agreement and unless otherwise agreed in advance by the parties, in each Quarter, Disposeco shall be obligated to deliver to each Landfarm a minimum of 20% of the Landfarm Average Volume for such Landfarm for such Contract Year and (b) Campbell Wells shall be obligated to accept from Disposeco for disposal at such Landfarm a maximum of 33% of the Landfarm Average Volume for such Landfarm for such Contract Year.

     2.8 LIMITATION ON DELIVERIES TO LANDFARMS BY TRUCK. Notwithstanding anything contained herein to the contrary, unless otherwise agreed by the parties, Campbell Wells shall not be obligated to accept from Disposeco or its Affiliates for disposal in any Contract Year more than 185,000 barrels of NOW delivered by truck to the Landfarm near Mermentau or more than 75,000 barrels of NOW delivered by truck to the Landfarm near Bourg.

     2.9 ADJUSTMENTS FOR THE FIRST CONTRACT YEAR AND THE FIRST QUARTER. For the first Contract Year, the fixed numerical volume amounts specified in
Section 2.1, Section 2.2.2(ii), Section 2.3 and Section 2.6.1 shall be adjusted by multiplying such amounts by a fraction, the numerator of which shall be the number of days in the first Contact Year and the denominator of which shall be 365. For the first Quarter, the fixed numerical volume amount specified in Section 2.6.2 shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of days in the first Quarter and the denominator of which shall be 91.

     2.10 SCHEDULES ATTACHED. Attached to this Agreement are three Schedules (Nos. 1, 2 and 3) that illustrate the operation of Sections 2.1 and 2.3. Such Schedules are hereby incorporated into this Agreement by reference and constitute an integral and material part of the parties' understanding.

                                   ARTICLE III

                                     PAYMENT

     3.1 PREVAILING RATE. The initial Prevailing Rate shall be equal to $5.50 per barrel of NOW delivered to Campbell Wells and disposed of at a Landfarm, net of all currently applicable taxes. The Prevailing Rate may be adjusted in accordance with Section 3.2, provided that the Prevailing Rate shall never be less than $5.50 per barrel.

     3.2 ADJUSTMENTS TO THE PREVAILING RATE. On each Adjustment Date, the Prevailing Rate shall be subject to an adjustment equal to the sum of the following (the "Rate Adjustment"):

          (i) 30% of the difference between the average waste disposal price received by Disposeco and its Affiliates for NOW Disposal (not including taxes and exclusive of charges to customers for services, such as cleaning, off-loading, waste processing and related operations) during the Current Test Period and such average price during the Preceding Test Period; and



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          (ii) 15% of the difference between the average price per barrel (not including taxes) charged to customers received by Disposeco and its Affiliates for NOW services (such as cleaning, off-loading, waste processing and related operations) during the Current Test Period and such average price during the Preceding Test Period.

Within 30 days after each Adjustment Date, Disposeco will determine the Rate Adjustment and the adjusted Prevailing Rate (the "Current Rate") and will apply the Current Rate retroactively to all invoices received from Campbell Wells for the previous six-month period to determine the difference between (i) the amounts which would have been invoiced if the Current Rate had been charged and
(ii) amounts actually invoiced under the previous Prevailing Rate (the "Invoice Adjustment Amount"). Campbell Wells shall have 15 days to review Disposeco's determination of the Rate Adjustment, the Current Rate and the calculation of the Invoice Adjustment Amount. In the event the parties are not able to agree on the proper calculation of such amounts after 15 days, the parties shall submit the matter to Fast-Track Arbitration as set forth in Section 10.2. If the Invoice Adjustment Amount is positive, Disposeco shall pay Campbell Wells the Invoice Adjustment Amount within 15 days. If the Invoice Adjustment Amount is negative, Disposeco shall be entitled to a credit for such amount against future invoices from Campbell Wells. Disposeco hereby covenants and agrees that it shall not during the term of this Agreement adjust fees for services covered by clause (ii) of this Section 3.2 or fees for Disposal covered by clause (i) of this Section 3.2 in a manner which is inconsistent with prevailing market practice and is intended to deprive or has the effect of depriving Campbell Wells of the full benefits of the adjustment to the Prevailing Rate provided for herein.

     3.3 ADDITIONAL SERVICES; DISPOSAL OF INJECTABLE SALTWATER. Pursuant to this Agreement, Campbell Wells will perform standard off-loading and customary handling services associated with disposal of NOW at no additional charge. Campbell Wells will perform additional services, including, without limitation, cleaning, upon request of Disposeco at the posted rates of Campbell Wells for such services, or at such other rates as the parties may mutually agree upon. All charges for such additional services shall be in addition to and independent of the Prevailing Rate. Campbell Wells will accept injectable saltwater at the Landfarms for disposal upon request of Disposeco at the posted rates of Campbell Wells for disposal of injectable saltwater, or at such other rates as the parties may mutually agree upon. All charges for disposal of injectable saltwater shall be in addition to and independent of the Prevailing Rate.

     3.4 BILLING. Campbell Wells shall invoice Disposeco on a monthly basis for disposal fees, additional service fees and all other sums, including inspection fees as set forth in Section 5.4 and Section 5.7, incurred pursuant to this Agreement during the preceding calendar month. Disposeco agrees to pay such charges due and owing hereunder to Campbell Wells on or before the 30th day following the date of receipt of the invoice. In the event of a dispute as to services rendered or payment owed, Disposeco shall pay the undisputed portion of each invoice, and the parties shall resolve the dispute as provided in Section
10.2. Without limitation, amounts validly due and invoiced in accordance with this Section 3.4 and all other amounts owed from one party to the other pursuant to this Agreement, shall be payable within 30 days after invoice or notice and thereafter shall accrue interest at a rate equal to the lower of 18% per annum or the highest lawful rate, commencing with the date of receipt of the original invoice or notice.

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     3.5  EXTRAORDINARY LEVIES.

          3.5.1 TAXES. Notwithstanding anything to the contrary contained herein, if during the term of this Agreement there is levied upon Campbell Wells or any of its Affiliates or upon the operations of Campbell Wells any tax, assessment or charge (other than income taxes applicable generally) by any governmental authority which tax, assessment or charge increases Campbell Wells' costs to operate the Landfarms, Campbell Wells shall notify Disposeco of the cause and the per barrel amount of the cost increase. Following the effectiveness of the tax, assessment or charge giving rise to such fee, Disposeco shall be obligated to pay such additional fee with regard to each barrel of NOW delivered to a Landfarm by or on behalf of Disposeco or any of its Affiliates, which fee shall appear on all invoices issued to Disposeco by Campbell Wells.

          3.5.2 LANDFARM ENVIRONMENTAL REGULATIONS. Notwithstanding anything to the contrary contained herein, if during the term of this Agreement there is a substantial change in regulatory requirements related to the waste disposal business having general applicability to the handling, treatment or disposal of NOW, which change increases in a material manner Campbell Wells' costs to operate the Landfarms, (i) Campbell Wells shall notify Disposeco of the cause and the per barrel amount of the cost increase,
(ii) Disposeco shall use commercially reasonable efforts to increase its waste disposal prices so as to pass as much of such increased cost as is commercially possible on to its customers and (iii) Disposeco shall pay to Campbell Wells 100% of all revenues attributable to such increase in waste disposal prices up to a maximum amount equal to the per barrel cost increase multiplied by the barrels of NOW delivered to the Landfarms for disposal by or on behalf of Disposeco or any of its Affiliates after the effectiveness of such increase. If, after the application of this Section 3.5.2, the difference between the increased costs of Campbell Wells resulting from such regulatory change and the amount of the increased revenues received by Campbell Wells pursuant to clause (iii) above is large enough to have a material adverse effect on Campbell Wells, such change in regulation shall be considered a Force Majeure event.

          3.5.3 RIGHT OF INSPECTION. In the event Campbell Wells notifies Disposeco of a cost increase pursuant to this Section 3.5, Disposeco shall have the right to conduct a reasonable review of the calculations, working papers and the books and records related to the determination of such fee increase. All costs of such review shall be borne exclusively by Disposeco.

                                   ARTICLE IV

                                      TERM

          The term of this Agreement shall be for a period of approximately twenty-five years commencing on the Effective Date and ending on June 30, 2021, unless extended by mutual consent of the parties.

                                    ARTICLE V

                              OPERATING PROCEDURES

     5.1. COMPLIANCE WITH OPERATING PROCEDURES. Disposeco and its Affiliates shall comply in all material respects with and abide by, and shall require their employees, servants, agents,

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representatives, contractors, subcontractors, haulers and transporters to comply in all material respects with and abide by, all applicable federal, state and local laws, ordinances, permits, regulations, directives, codes, standards and requirements relating to the subject matter of this Agreement or the performance of services hereunder, as well as all of Campbell Wells' rules, regulations, procedures and guidelines, written or oral, as the same may be reasonably adopted and modified from time to time, including, without limitation, all safety and/or security regulations, practices and procedures and all procedures reasonably adopted by Campbell Wells in compliance with its permits or utilized by Campbell Wells in the inspection, sampling and testing of material delivered to the Landfarms for disposal.

     5.2 INSPECTION AND TESTING BY DISPOSECO; NOTIFICATION. Disposeco agrees that it shall inspect and test all materials accepted, acquired, taken possession of, procured, directed, controlled or otherwise received by it from third party generators or other parties for disposal (with the exception of any NOW produced by third-party generators which Disposeco or its Affiliates treat and dispose of on the site at which the NOW was generated) to the extent required by applicable federal, state and local laws, ordinances, permits, regulations, directives, codes, standards and requirements. Disposeco shall promptly notify Campbell Wells if it becomes aware of any unusual or special characteristics of any materials being delivered to the Landfarms which cause such materials to require special treatment, handling or care. Upon request by Campbell Wells, Disposeco shall provide copies of all inspection and test results relating to material to be disposed of at the Landfarms under the terms of this Agreement to Campbell Wells upon delivery.

     5.3 SHIPMENT AND DELIVERY OF NOW. Disposeco, its Affiliates and/or its contractors and subcontractors shall be responsible for proper containerization, preparation and labeling for shipment, shipment, transportation and delivery to the Landfarms and shall comply fully with all applicable federal, state and local laws, ordinances, permits, regulations, directives, codes, standards and requirements in making such delivery to the Landfarms. Sanifill, Campbell Wells and their Affiliates undertake no responsibility whatsoever for the preparation, handling or transportation of any material prior to acceptance of delivery as hereinafter provided.

     5.4  INSPECTIONS.

          5.4.1 BARGES. Upon arrival of any barge transporting material to a Landfarm at the direction of Disposeco or any of its Affiliates, Campbell Wells shall have the right to have an independent third party inspector selected by Campbell Wells undertake an inspection of the barge transporting material to the Landfarm for the purpose of determining (a) the volume of materials delivered and (b) the condition of the barge on arrival at the Landfarm. The costs of such inspector shall be split evenly between Disposeco and Campbell Wells, and Disposeco's portion of such expense shall be included on the monthly invoices prepared by Campbell Wells in accordance with Section 3.4. Before any materials are off-loaded from the barge or any inspection or testing is undertaken by Campbell Wells, the independent inspector will provide the authorized representatives of Disposeco and Campbell Wells with an inspector's report indicating the time and date, the barge identification number and volume of waste materials in the barge. The authorized representatives of the parties will indicate their acceptance of the inspector's report by signing the report. In the event either authorized representative disagrees with the volume determination, either authorized representative may request that an additional independent third party inspector prepare an inspector's report, the cost of which shall be borne by the party requesting the same. If the parties are unable to agree on the actual volume of waste after the preparation of the second inspector's report, the two independent inspectors shall select a third independent inspector to prepare an inspector's report, the cost of which will be borne half by Disposeco and half by Campbell Wells. The final volume determination shall be that volume agreed upon by the majority of the independent inspectors that have inspected the barge. If the barge appears to be damaged in any significant respect, the inspector shall summarize the apparent damage and take photographs as appropriate to evidence the scope of the damage. The authorized representative of Disposeco shall approve such damage summary by executing the same prior to the time any material is off-loaded from the barge. With regard to barges owned and operated by Disposeco, Campbell Wells agrees that it shall not exercise its right to implement the procedures set forth in this Section 5.4.1 unless the parties have previously had a dispute or disagreement relating to the quantity of materials delivered to a Landfarm by Disposeco or the condition of a barge owned and operated by Disposeco and such dispute or disagreement was not amicably resolved within 30 days.

          5.4.2 TRUCKS. Upon arrival of a truck transporting material to a Landfarm on behalf of Disposeco or any of its Affiliates, Campbell Wells personnel shall undertake an inspection to determine the volume of materials delivered. Before any materials are off-loaded from the truck or any inspection or testing is undertaken by Campbell Wells, Campbell Wells shall prepare a receipt indicating the time and date and the volume of materials in the truck. The driver of the truck shall indicate his or her acceptance of the receipt by signing the receipt. In the event the driver disagrees with the volume determination, Campbell Wells shall have the option of (i) accepting the volume stated by the driver and preparing a receipt evidencing such volume to be signed by the driver or (ii) rejecting such materials in accordance with Section 5.6. Rejection of materials by Campbell Wells pursuant to this Section 5.4.2 shall not reduce the Annual Volume of NOW to be delivered by Disposeco for such Contract Year or otherwise affect Disposeco's obligation to deliver NOW in such quantities as are required under the terms of this Agreement.

     5.5 INSPECTION AND TESTING OF MATERIAL. After all inspections, if any, pursuant to Section 5.4 have been concluded, Campbell Wells shall conduct inspections, testing and sampling using such equipment and procedures as are required by or consistent with its permits. Campbell Wells may rely exclusively on the results of its inspection in determining whether materials delivered may be disposed at the Landfarm in accordance with its permits and this Agreement. Disposeco authorizes Campbell Wells to retain samples and all data relating thereto, including test results, for so long as required by federal, state or local law, ordinance, permit, regulation, directive, code, standard or requirement and additionally for so long as Campbell Wells in its sole discretion shall determine.

     5.6  ACCEPTANCE OR REJECTION OF MATERIAL.

          5.6.1 ACCEPTANCE. Campbell Wells shall only be obligated to accept waste materials at any Landfarm which are permissible under the permit requirements of such Landfarm at the time of delivery. For a period of ten days after the date of delivery, Campbell Wells shall have the right to reject (or revoke any prior acceptance) all or any part of a shipment of material delivered by or on behalf of Disposeco to a Landfarm if (i) such material is not in accordance with the terms of this Agreement or (ii) Campbell Wells concludes that such material exceeds the parameters of the permits applicable to the Landfarm. Campbell Wells shall notify Disposeco of any rejection in writing and shall state the reason therefor. The expiration of such ten-day period without a rejection or a revocation of a prior acceptance of material shall constitute "Final Acceptance" of such material.

          5.6.2 REJECTED MATERIAL. Rejected material shall remain at Disposeco's risk and expense and shall not be deemed to be incorporated into the Landfarm or come under the possession, custody, control or ownership of Campbell Wells. Notwithstanding the foregoing, to the extent required by federal, state or local law, ordinance, permit, regulation, directive, code, standard or requirement, or by Campbell Wells' safety and/or security rules, practices or procedures, Campbell Wells may detain any rejected materials, including the vehicle and/or containers in which such rejected materials arrived, and shall notify regulatory or other authorities wherever necessary or appropriate to do so.

          5.6.3 REMOVAL. In the event Campbell Wells rejects all or any part of a shipment of material from Disposeco, after compliance in all material respects with all regulatory and any other requirements involving detention of such shipment, upon written request of Campbell Wells, Disposeco, unless otherwise directed by a regulatory agency or other lawful authority, shall promptly remove or cause to be removed from the Landfarm all of the rejected material at Disposeco's risk and expense in a manner consistent with all applicable federal, state and local laws, ordinances, permits, regulations, directives, codes, standards and requirements. In the event Disposeco fails to complete such removal by the fifth business day after the date of the request by Campbell Wells, Campbell Wells, unless otherwise required by law or regulation, may remove or cause to be removed from the Landfarm any and all of the rejected material, and may containerize and transport it or cause it to be containerized and transported to an authorized storage site or returned to Disposeco at its nearest location. Disposeco hereby authorizes Campbell Wells in such event to contract for such storage for Disposeco's account. For its services, Campbell Wells shall charge and Disposeco shall pay Campbell Wells' cost plus 15%. Any and all material that Campbell Wells rejects shall remain property and the responsibility of Disposeco at Disposeco's risk and expense.

     5.7 THIRD-PARTY DELIVERIES. Campbell Wells may follow the procedures set forth in this Article V with respect to any third-party generator's vessels or vehicles containing materials that are delivered to any Landfarm at the direction of Disposeco or its Affiliates. In addition, Campbell Wells may establish and enforce other policies and procedures relating to the independent inspection of any such third-party generator's vessels or vehicles before the material contained in such vessels or vehicles shall be accepted for disposal.

                                   ARTICLE VI

             COVENANTS, REPRESENTATIONS AND WARRANTIES OF DISPOSECO

     Disposeco hereby covenants, represents and warrants to Sanifill and Campbell Wells as follows:

     6.1 ORGANIZATION AND QUALIFICATION. Disposeco (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is proposed to be conducted and (c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted or proposed to be conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not have, either individually or in the aggregate, a material adverse effect on the transactions contemplated hereby.

     6.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Disposeco has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by Disposeco of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Disposeco. No action or approval of the equity owners of Disposeco is necessary to authorize Disposeco's execution or delivery of, or the performance of its obligations under, this Agreement. This Agreement has been duly executed and delivered by Disposeco and is a valid and binding obligation of Disposeco, enforceable in accordance with its terms.

     6.3 NO CONFLICT. The execution and delivery by Disposeco of this Agreement does not, and exercise by Disposeco of its rights hereunder and the consummation of the transactions contemplated hereby will not (a) require any consent, approval, order or authorization of or other action by any governmental entity on the part of or with respect to Disposeco; (b) require on the part of Disposeco any consent by or approval of or notice to any other Person; or (c) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Disposeco, except in any case covered by
(a), (b) or (c) where failure to obtain such consent or such violation would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby.

     6.4 LICENSED CARRIERS. Any carrier with which Disposeco contracts to transport NOW and all of Disposeco's driver personnel shall at all times relevant to the performance of services under this Agreement remain properly licensed and otherwise fully qualified to perform the services required hereunder.

                                   ARTICLE VII

           COVENANTS, REPRESENTATIONS AND WARRANTIES OF CAMPBELL WELLS

     Campbell Wells hereby covenants, represents and warrants to Disposeco as follows:

     7.1 ORGANIZATION AND QUALIFICATION. Each of Campbell Wells and Sanifill (a) is duly organized and validly existing under the laws of the jurisdiction of its organization (and Sanifill is in good standing under such laws), (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and
(c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not have, either individually or in the aggregate, a material adverse effect on the transactions contemplated hereby.

     7.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Campbell Wells has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by Campbell Wells of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Campbell Wells. No action or approval of the equity owners of Campbell Wells is necessary to authorize Campbell Wells' execution or delivery of, or the performance of its obligations under, this Agreement. This Agreement has been duly executed and delivered by Campbell Wells and is a valid and binding obligation of Campbell Wells, enforceable in accordance with its terms.

     7.3 NO CONFLICT. The execution and delivery by Campbell Wells of this Agreement does not, and exercise by Campbell Wells of its rights hereunder and the consummation of the transactions contemplated hereby will not (a) require any consent, approval, order or authorization of or other action by any governmental entity on the part of or with respect to Campbell Wells or any of its Affiliates; (b) require on the part of Campbell Wells or any of its Affiliates any consent by or approval of or notice to any other Person; or (c) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Campbell Wells or any of its Affiliates, except in any case covered by (a), (b) or (c) where failure to obtain such consent or such violation would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby.

     7.4 SERVICES AND EQUIPMENT. Campbell Wells possesses the business, professional and technical expertise to handle, treat and dispose of NOW and possesses the equipment, plant and employee resources required to perform this Agreement. Campbell Wells shall use its commercially reasonable efforts to turn all barges delivering materials to the Landfarms in a timely manner consistent with the number of Disposeco and third-party generator barges on site at such moment and with its general practice of giving priority to third-party generators' barges. The equipment shall, at all times relevant to the performance of services hereunder, be maintained in good and safe condition and fit for use.

     7.5 LICENSES AND PERMITS. As of the Effective Date, Campbell Wells shall be duly licensed, permitted and authorized pursuant to all applicable federal, state and local laws to handle, treat and dispose of NOW, and the Landfarms will have been issued all licenses, permits and authorizations required by all applicable federal, state and local laws. At any time during the term of this Agreement, upon Disposeco's reasonable request, Campbell Wells shall provide to Disposeco, at Disposeco's expense, a complete copy of the current permits applicable to the operation of the Landfarms. During the term of this Agreement, Campbell Wells shall use its best efforts to keep all such licenses, permits and authorizations in effect and shall promptly notify Disposeco if any such license, permit or authorization is to expire and not be renewed or becomes the subject of any administrative or judicial action seeking revocation or suspension; provided, however, that in the event any Landfarm has not been issued all licenses, permits and authorizations required to dispose of NOW as of the Effective Date of this Agreement or should lose any such license, permit or authorization or for any other reason terminate operation during the term of this Agreement, Campbell Wells shall, subject to Article XI, have the option to (i) subject to Disposeco's reasonable approval, direct the disposal of NOW delivered by Disposeco to any of the other Landfarms, provided that Campbell Wells shall bear all actual additional out-of-pocket costs arising therefrom, (ii) reject NOW delivered by Disposeco in accordance with Section 5.6 without further obligation hereunder, provided that the volume of such NOW shall be deducted from the Annual Volume for the current Contract Year, or (iii) subject to Disposeco's reasonable approval, transport NOW delivered by Disposeco and dispose of it at any alternative disposal facility that is approved by Disposeco (which approval shall not be unreasonably withheld) and licensed and permitted to receive NOW, pursuant to all the same terms and provisions of this Agreement, including the payment of the Prevailing Rate established under Section 3.1.

     7.6 WORKERS' COMPENSATION. Campbell Wells shall comply in all material respects with all applicable workers' compensation laws during the term of this Agreement. In the event any work is performed by Campbell Wells' agent or subcontractor, Campbell Wells shall obtain certification from such agent or subcontractor that it too is in compliance in all material respects with such laws or does not fall within the scope of such laws.

                                  ARTICLE VIII

                                    INSURANCE

     8.1 INSURANCE COVERAGE. Campbell Wells and Disposeco, at their own expense, shall procure and maintain in full force and effect during the term of this Agreement the following kinds of insurance with limits of coverage equal to or exceeding those limits specified therefor:

          8.1.1 WORKERS' COMPENSATION; EMPLOYER'S LIABILITY. Workers' Compensation Insurance shall be obtained in accordance with the provisions of the applicable Workers' Compensation Law or similar laws of a state having jurisdiction over any employee. Employer's Liability Insurance shall be obtained with a minimum limit of liability of $1,000,000. To the extent exposures fall, or may fall, within Federal jurisdictions, including the U.S. Longshore and Harbor Workers' Compensation Act, the Defense Bases Act and the Federal Employers Liability Act, extensions of coverage shall be obtained in accordance with the requirements of such laws. Should operations occur where maritime liability law, the Jones Act, or General Admiralty Law apply, applicable coverages shall be required at limits of not less than $1,000,000.

          8.1.2 GENERAL LIABILITY. Comprehensive or Commercial General Liability Insurance, including Products/Completed Operations and Contractual Liability, which shall cover the indemnity provisions contained in this Agreement, shall be obtained with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage.

          8.1.3 AUTOMOBILE LIABILITY. Business or Commercial Automobile Liability Insurance covering all owned, non-owned, and hired vehicles, shall be obtained with a combined single limit of $1,000,000 per occurrence or accident.

          8.1.4 UMBRELLA LIABILITY. Umbrella Liability Insurance over the foregoing coverages shall be obtained as applicable at limits of $10,000,000 per occurrence.

     8.2 TERMS. All coverages shall be written through insurers authorized to transact business in the states of operation and reasonably satisfactory and acceptable to both parties. Each party shall be added as an additional insured, and subrogation as to the policies of the other party shall be waived as applicable. All policies will be endorsed to provide not less than 30 days written notice of cancellation, termination, non-renewal or material change in the policy. Each party will furnish the other party certificates of insurance evidencing compliance with the requires of Section 8.1.

     8.3  SITE FINANCIAL ASSURANCE AND ENVIRONMENTAL IMPAIRMENT LIABILITY.
To the extent available on commercially reasonable terms and subject to the other terms of this Agreement, Campbell Wells shall (i) maintain policies of environmental impairment liability insurance covering the ownership and operation of the Landfarms in substantially such amounts and on such terms as shall be in place on the Effective Date and (ii) comply with all applicable federal or state governmental financial assurance requirements imposed in connection with its operation of the Landfarms.

                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 INDEMNIFICATION BY SANIFILL AND CAMPBELL WELLS. Sanifill and Campbell Wells shall jointly and severally defend, indemnify and hold harmless Disposeco and its Affiliates and their employees, officers, owners, directors and agents, from and against any and all liabilities, penalties, fines, forfeitures, demands, claims, causes of action, suits, judgments and costs and expenses incidental thereto, including reasonable attorneys' fees, which any or all of them may hereafter suffer, incur, be responsible for or pay out as a result of personal injuries, property damage, or contamination of or adverse effects on the environment, to the extent directly or indirectly caused by, or arising from or in connection with (i) the negligence, gross negligence or willful act or omission or willful misconduct of Sanifill or Campbell Wells or any of their employees, officers, owners, directors, agents or subcontractors in the performance of this Agreement;
(ii) the violation of any environmental rule, law or regulation by Sanifill or Campbell Wells or any of their employees, officers, owners, directors, agents or subcontractors; (iii) operations of the Landfarms, including, without limitation, the receipt and disposal of waste delivered to the Landfarms by Disposeco and others; or (iv) the breach of, misrepresentation in, untruth in or inaccuracy in any representation, warranty or covenant of Sanifill or Campbell Wells set forth in this Agreement.

     9.2 INDEMNIFICATION BY DISPOSECO. Disposeco shall defend, indemnify and hold harmless Sanifill and Campbell Wells and their Affiliates and their employees, officers, owners, directors, agents and subcontractors, from and against any and all liabilities, penalties, fines, forfeitures, demands, claims, causes of action, suits, judgments and costs and expenses incidental thereto, including reasonable attorneys' fees, which any or all of them may hereafter suffer, incur, be responsible for or pay out with respect to claims by third parties for personal injuries, property damage or other loss to the extent directly or indirectly caused by, or arising from or in connection with (i) the negligence, gross negligence or willful act or omission of Disposeco, any of its employees, officers, owners, directors, agents or subcontractors or any third-party generator acting at Disposeco's direction in the performance of this Agreement, (ii) the violation of any environmental rule, law or regulation by Disposeco, any of its employees, officers, owners, directors, agents or subcontractors or any third-party generator acting at Disposeco's direction; (iii) material delivered to any of the Landfarms by Disposeco or any third-party generator acting at Disposeco's direction which is not in accordance with the terms of this Agreement or otherwise not permitted to be disposed at such Landfarm; or (iv) the breach of, misrepresentation in, untruth in or inaccuracy in any representation, warranty or covenant of Disposeco set forth in this Agreement.

     9.3  INDEMNIFICATION PROCEDURES.

          9.3.1   Promptly after receipt by an indemnified party under this
Article IX of notice of the commencement of any action or proceeding evidenced by service of process or other legal pleading, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party
(i) will not relieve it from any liability that it may have to any indemnified party under this Article IX unless and to the extent that the indemnifying party has been prejudiced in any material respect by such omission and (ii) will not relieve the indemnifying party from any liability that it may have to any indemnified party other than under this Article IX. If any such action or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Article IX for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the named parties to such action or proceeding (including any impleaded parties) shall include both an indemnifying party and an indemnified party and the indemnified party shall have been advised by counsel that there may be one or more defenses available to such indemnified party that are different from or additional to those available to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party that it wishes to employ separate counsel at the expense of the indemnifying party (who shall promptly pay all such expenses as incurred), the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party).

          9.3.2 If an indemnifying party, within a reasonable period of time after notice by the indemnified party of the commencement of any action or proceeding with respect to which the indemnified party is to make a claim hereunder, fails to assume the defense thereof, the indemnified party shall have the right (upon further notice to the indemnifying party) to undertake the defense, compromise or settlement of such action or proceeding for the account of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such action or proceeding at any time prior to settlement, compromise or final determination thereof. The cost and expense of any such defense and any judgment in any such action or proceeding shall be borne by the indemnifying party, and, if paid by the indemnified party, shall be reimbursed by the indemnifying party within thirty days after receipt of invoice therefor.

          9.3.3 Except as otherwise provided in Section 9.3.2, an indemnifying party shall not be liable for any settlement of any litigation or proceeding effected without its written consent. An indemnifying party shall not, without the indemnified party's written consent, settle or compromise any action or proceeding or consent to entry of any judgment that would impose an injunction or other equitable relief upon the indemnified party or that does not include as an unconditional term thereof the release by the claimant or the plaintiff of such indemnified party from all liability in respect of such action or proceeding.

                                    ARTICLE X

                               DISPUTE RESOLUTION

     10.1 NEGOTIATION OF DISPUTES. In the event of any dispute or disagreement arising out of or relating to the implementation and performance of this Agreement, the parties agree to attempt to resolve such dispute in good faith. Should a resolution of such dispute not be obtained within 15 days after the origination of the dispute, either party may submit the dispute to arbitration in accordance with the provisions of this Article X by written notice to the other party.

     10.2 FAST-TRACK ARBITRATION FOR PAYMENT DISPUTES. Within 60 days after the Effective Date of this Agreement, Campbell Wells and Disposeco shall select an independent third party mutually acceptable to both parties (the "Financial Arbitrator") and an alternate third party (the "Alternate") to decide disputes to be referred to the Financial Arbitrator as provided in Sections 3.2 and 3.4. The Financial Arbitrator and the Alternate shall have experience in accounting and finance and the waste disposal business. Disposeco or Campbell Wells may refer disputes arising under Sections 3.2 or
3.4 after the expiration of the negotiation period set forth in Section 10.1 by providing written notice to the Financial Arbitrator and the other party. In the event the Financial Arbitrator is unavailable to resolve the dispute within the time period stated in this Section 10.2, the dispute shall be referred to the Alternate. The Financial Arbitrator or the Alternate, as appropriate (the "Arbitrator"), shall be directed to resolve the dispute in 15 days after the referral. The parties shall cooperate in good faith in providing the Arbitrator any information reasonably needed to resolve the dispute. If the dispute relates to the accuracy of an invoice or a series of invoices or to the accuracy of any calculations made by any party, the costs and expenses of the arbitration shall be borne by the party referring the dispute to arbitration unless the Arbitrator determines that the invoiced amounts or calculations were in error by greater than 10% or $50,000, in which case the costs and expenses shall be borne by the other party. If the dispute relates to any other type of disagreement arising under Sections 3.2 and 3.4, the costs and expenses of the arbitration shall be borne by the losing party, unless the Arbitrator finds that it would be manifestly unfair to honor this provision and determines a different allocation of costs.

     10.3 GENERAL ARBITRATION. Any claim, dispute or controversy arising out of or relating to this Agreement or the breach thereof not settled in accordance with the provisions of Sections 10.1 or 10.2 shall be submitted to binding arbitration by the American Arbitration Association (the "AAA") for arbitration in Houston, Texas, in accordance with the Commercial Arbitration Rules of the AAA then in effect. There shall be three arbitrators, with each party selecting one. The third arbitrator shall be selected by the two party-selected arbitrators and shall be the chairperson of the panel. The party requesting arbitration shall name its arbitrator in the demand for arbitration and the other party shall name its arbitrator within 30 days after receipt of the arbitration demand. The third arbitrator shall be named within 30 days after the appointment of the second arbitrator. The AAA shall be empowered to appoint any arbitrator not named in accordance with the procedure set forth herein. The decision of the arbitrators shall be final and binding upon the parties without the right to appeal to the courts. The award rendered in arbitration shall be final and judgment thereon may be entered by any court having jurisdiction thereof. The costs and expenses of the arbitrations (including reasonable attorney's fees) will be borne by the losing party, unless the arbitrators determine that it would be manifestly unfair to honor this provision and determine a different allocation of costs.

     10.4 APPLICABLE LAW AND ARBITRATION ACT. This agreement to arbitrate shall be enforceable in either federal or state court. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including, without limitation, the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses as to arbitrability, and the rules governing the conduct of the arbitrations, shall be governed by and construed pursuant to the United States Arbitration Act. In deciding the substance of any such claim, dispute or disagreement, the arbitrators shall apply the substantive laws of the State of Texas; provided, however, that the arbitrators shall have no authority to award punitive damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any, to recover punitive or consequential damages in connection with any such claims, disputes or disagreements.

     10.5 CONTINUATION OF PERFORMANCE. In the event of a dispute arising under this Agreement, the parties shall continue performance of their respective obligations hereunder.

                                   ARTICLE XI

                                  FORCE MAJEURE

     11.1 SUSPENSION OF PERFORMANCE. If, as a result of a Force Majeure event, either Campbell Wells or Disposeco is wholly or partially unable to meet its obligations under this Agreement, the affected party shall give the other party or parties notice of such situation, describing it in reasonable detail. The obligations under this Agreement of the party giving notice, other than the payment of monies due, shall be suspended to the extent and for the duration of the Force Majeure event. The party affected by the Force Majeure event shall use good faith efforts to attempt to rectify the conditions brought about by the Force Majeure event in a commercially reasonable manner. Notwithstanding anything to the contrary expressed herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances, and, subject to Article IX, litigation, including appeals, shall be entirely within the discretion of the party involved therein, and such party may make settlement thereof at such time, and on such terms and conditions as it may deem to be advisable, and no delay in making such settlement shall deprive such party of the benefit of this provision.
In the event a Force Majeure event is based on a change of law or regulations, the parties agree to negotiate in good faith to modify or amend this Agreement, if possible, to continue the intent and purposes of the Agreement. Following the end of a Force Majeure event giving rise to a suspension by Campbell Wells pursuant to this Section 11.1, the suspension of the parties' obligation to perform shall continue for such time as is commercially reasonable to permit Disposeco to resume deliveries to the Landfarms, provided that such continuation period shall not exceed 21 days. In the event of a suspension of performance, the rights and obligations of the parties for the Contract Year or Contract Years and the Quarter or Quarters during which such suspension is in effect shall be proportionately reduced.

     11.2  TERMINATION BECAUSE OF FORCE MAJEURE.  If performance by one party under this Agreement is suspended as a result of any event of Force Majeure and either Disposeco or Campbell Wells determines that such suspension is likely to continue for a period of at least six consecutive months, such party may notify the other of its desire to meet to negotiate a modification or amendment to this Agreement (the "Negotiation Notice"); provided that if neither Campbell Wells nor Disposeco issues a Negotiation Notice following an event of Force Majeure, a Negotiation Notice shall be deemed to have been given on the date that performance by one party has been suspended as a result of such event
of Force Majeure for a period of six consecutive months.   For a period of 60
days after the date of the Negotiation Notice or, if longer, until such suspension has continued for six consecutive months (the "Negotiation Period"), the parties agree to negotiate in good faith to modify or amend this Agreement, if possible, to continue the intent and purposes of the Agreement. If no agreement is reached during the Negotiation Period, either party may terminate this Agreement on 30 days' written notice; provided that such termination shall only become effective if (i) the event of Force Majeure is continuing at the end of such 30-day period, (ii) the performance by one party under this Agreement has been suspended as a result of the event of Force Majeure for at least six consecutive months and (iii) the party electing to terminate will suffer a continuing material adverse effect as a result of such event of Force Majeure after giving pro forma effect to the final offer made by other party during the Negotiation Period (taking into account all aspects of such offer, including without limitation the ameliorative effects of such offer on the consequences of such Force
Majeure event and any negative effects of such offer on the party electing to terminate). Any party with a right to terminate pursuant to this Section
11.2 must give written notice of its election to do so to the other parties within 60 days after the end of the Negotiation Period. If such a party does not elect to terminate the Agreement within such 60-day period, such party's termination right with respect to such event of Force Majeure shall expire; provided that the expiration of the former right to terminate shall not preclude or estop such party from issuing a subsequent Negotiation Notice under this Section 11.2 if the event of Force Majeure is continuing.

                                   ARTICLE XII

                                  MISCELLANEOUS

     12.1 STATUS OF THE PARTIES. Each party hereto is and shall perform this Agreement as an independent contractor, and as such, shall have and maintain complete control over all of its employees, agents, and operations. Except as expressly otherwise provided in this Agreement, neither party nor anyone employed by it shall be, represent, act, purport to act or be deemed to be the agent, representative, employee or servant of the other party.

     12.2 NO SET-OFF RIGHTS. The parties hereby agree that neither party shall have any right to set-off or apply against any sums due under this Agreement any sums due or amounts otherwise owing pursuant to any other provision of this Agreement or any other agreement or arrangement between the parties.

     12.3 SUBROGATION; ASSIGNMENT OF RIGHTS. In the event Disposeco delivers and Campbell Wells accepts a delivery of materials (the "Nonconforming Materials") containing hazardous or dangerous substances in violation of this Agreement and in violation of Disposeco's agreement with the third party generator producing such materials, Disposeco agrees that, upon the request of Campbell Wells, Campbell Wells shall become fully subrogated to the rights of Disposeco against such generator related to the Nonconforming Materials, and Disposeco shall (i) assign or take such further action as is necessary or desirable to transfer to Campbell Wells any and all rights of action of Disposeco against such generator relating to such Nonconforming Materials arising at law under Disposeco's agreement with such generator or in equity and (ii) use its good faith best efforts to assist in the prosecution of any claim brought by Campbell Wells against such third party generator relating to the Nonconforming Materials.

     12.4 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Campbell Wells and Disposeco may assign their rights, obligations and duties under this Agreement with the written consent of the other parties to the Agreement, which consent shall not be unreasonably withheld; provided that the assigning party shall remain primarily liable for all obligations and duties arising hereunder.

     12.5 NOTICES. Notices and other communications provided for herein shall be in writing and shall be deemed to have been validly given (a) 3 days after deposit in the United States mails, registered or certified mail with proper postage prepaid and return receipt requested, (b) upon transmission thereof and receipt of the appropriate confirmation if sent via telecopier or telefax, (c) the business day after the same shall have been deposited with a reputable overnight courier, shipping prepaid and (d) if delivered in person, upon delivery, in each case addressed as follows:

     If to Disposeco, to:                    with a copy to:

          W. Gregory Orr                          Louise A. Shearer
          President                               Baker & Botts. L.L.P.
          Campbell Wells, Ltd.                    One Shell Plaza
          2014 West Pinhook Road, Ste. 900        910 Louisiana
          Lafayette, Louisiana  70508             Houston, Texas  77002-4995
          ph:  318-266-7976                       ph:  713-229-1286
          fax: 318-266-7922                       fax: 713-229-1522

     If to Campbell Wells, to:               with a copy to:

          W. Gregory Orr                          Louise A. Shearer
          President                               Baker & Botts. L.L.P.
          Campbell Wells, Ltd.                    One Shell Plaza
          2014 West Pinhook Road, Ste. 900        910 Louisiana
          Lafayette, Louisiana  70508             Houston, Texas  77002-4995
          ph:  318-266-7976                       ph:  713-229-1286
          fax: 318-266-7922                       fax: 713-229-1522

     If to Sanifill, to:                     with a copy to:

          H. Steven Walton                        Louise A. Shearer
          Secretary                               Baker & Botts. L.L.P.
          Sanifill, Inc.                          One Shell Plaza
          2777 Allen Parkway, Ste. 700            910 Louisiana
          Houston, Texas  77019-2155              Houston, Texas  77002-4995
          ph:  713-942-6200                       ph:  713-229-1286
          fax: 713-942-6299                       fax: 713-229-1522

or such other address as any party shall specify by written notice so given.

     12.6 NON-WAIVER. The failure of any party to enforce its rights under any provision of this Agreement shall not be construed to be a waiver of such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other breach.

     12.7 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any and all other communications, representations, proposals, understandings or agreements, either written or oral, between the parties hereto with respect to such subject matter. This Agreement may not be modified or amended, in whole or in part, except by a writing signed by both parties hereto.

     12.8 SEVERABILITY. If any provision of this Agreement is declared invalid or unenforceable, then such portion shall be deemed to be severable from this Agreement and shall not affect the remainder hereof.

     12.9 HEADINGS. The Article and Section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

     12.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

     12.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     EXECUTED as of the day and year first above written.


                                   NOW DISPOSAL OPERATING CO.


                                   By:
                                       -------------------------------------
                                   Name:
                                         -----------------------------------
                                   Title:
                                         -----------------------------------


                                   SANIFILL, INC.



                                   By:
                                         -----------------------------------
                                   Name:
                                         -----------------------------------
                                   Title:
                                         -----------------------------------


                                   CAMPBELL WELLS, LTD.



                                   By:
                                         -----------------------------------
                                   Name:
                                         -----------------------------------
                                   Title:
                                         -----------------------------------

     EXECUTED as of the day and year first above written.


                                   NOW DISPOSAL OPERATING CO.


                                   By:   /s/ W. Gregory Orr
                                         -----------------------------------
                                         W. Gregory Orr
                                         President



                                   SANIFILL, INC.



                                   By:   /s/ H. Steven Walton
                                         -----------------------------------
                                         H. Steven Walton
                                         Secretary


                                   CAMPBELL WELLS, LTD.



                                   By:   /s/ W. Gregory Orr
                                         -----------------------------------
                                          W. Gregory Orr
                                          President

SCHEDULE 1:  DECREASING ACTUAL VOLUME OVER 10 YEAR PERIOD.

-----------------------------------------------------------------------------------------------------------
                                                                               Carryforward
                 Prior Years                                                      Amount
                 Adjustment                                                      (=Actual     Carryforward
                (= to positive    Annual Volume                     Actual       Volume -       Account -
  Contract       Carryforward    (Assumed to be                     Volume        Annual        Year End
    Year         Acct. Bal.)       1,850/year)     Minimum Volume  (assumed)      Volume)       Balance
-----------------------------------------------------------------------------------------------------------
      1             NA              1,850             1,757.5        2,000          150           150
                                                   (=1,850-92.5)                                (=0+150)
-----------------------------------------------------------------------------------------------------------
      2            150              1,850             1,607.5        2,000          150           185
                                                  (=1,850-150-92.5)                            (=150 + 150
                                                                                                subject to
                                                                                                 maximum)
-----------------------------------------------------------------------------------------------------------
      3            185              1,850             1,572.5        1,900           50           185
                                                  (=1,850-185-92.5)                           (=185 + 50 -
                                                                                              150* subject
                                                                                               to maximum)
-----------------------------------------------------------------------------------------------------------
      4            185              1,850             1,572.5        1,900           50            85
                                                  (=1,850-185-92.5)                            (=185+50 -
                                                                                                  150*)
-----------------------------------------------------------------------------------------------------------
      5            100              1,850             1,657.5        1,850            0            35
                                                  (=1,850-100-92.5)                            (=85+0-50)*
-----------------------------------------------------------------------------------------------------------
      6             50              1,850             1,707.5        1,850            0             0
                                                  (=1,850-50-92.5)                               (=35+0-
                                                                                                  35**)
-----------------------------------------------------------------------------------------------------------
      7             NA              1,850             1,757.5        1,800          -50            -50
                                                    (=1,850-92.5)                                (0+-50)
-----------------------------------------------------------------------------------------------------------
      8             NA              1,850             1,757.5        1,800          -50           -100
                                                    (=1,850-92.5)                               (-50+-50)
-----------------------------------------------------------------------------------------------------------
      9             NA              1,850             1,757.5        1,775          -75           -125
                                                    (=1,850-92.5)                                 (=50
                                                                                                credit***
                                                                                                 -50-75)
-----------------------------------------------------------------------------------------------------------
     10             NA              1,850             1,757.5        1,975          125             0
                                                    (=1,850-92.5)                              (-125+125)
-----------------------------------------------------------------------------------------------------------

* Pursuant to Section 2.3.3, the Positive Carryforward accruing in the Contract Year two years earlier expires.

** Under the last sentence in Section 2.3.3, the reduction in account balance resulting from the expiration of an earlier Positive Carryforward shall not cause the balance of the Carryforward Account to become negative.

*** Pursuant to Section 2.3.4, Disposeco would be obligated in Contract Year 9 to pay an amount equal to 50,000 barrels multiplied by the Prevailing Rate based on the Triggering Carryforward accruing in Contract Year 7.

SCHEDULE 2:  INCREASING ACTUAL VOLUME OVER 10 YEAR PERIOD.

-----------------------------------------------------------------------------------------------------------
                                                                               Carryforward
                 Prior Years                                                      Amount
                 Adjustment                                                      (=Actual
                (= to positive    Annual Volume                     Actual       Volume -     Carryforward
  Contract       Carryforward    (Assumed to be                     Volume        Annual     Account - Year
    Year         Acct. Bal.)       1,850/year)     Minimum Volume  (assumed)      Volume)      End Balance
-----------------------------------------------------------------------------------------------------------
     1              NA              1,850             1,757.5        1,775          -75           -75
                                                    (=1,850-92.5)                               (=0+-75)
-----------------------------------------------------------------------------------------------------------
     2              NA              1,850             1,757.5        1,775          -75          -150
                                                    (=1,850-92.5)                              (=-75+-75)
-----------------------------------------------------------------------------------------------------------
     3              NA              1,850             1,757.5        1,800          -50          -125
                                                    (=1,850-92.5)                             (=75 credit*+
                                                                                               -75 + -50)
-----------------------------------------------------------------------------------------------------------
     4              NA              1,850             1,757.5        1,800          -50           -50
                                                    (=1,850-92.5)                             (=75 credit*+
                                                                                                -50 + -50)
-----------------------------------------------------------------------------------------------------------
     5              NA              1,850             1,757.5        1,850            0             0
                                                    (=1,850-92.5)                             (=50 credit*+
                                                                                                    0)
-----------------------------------------------------------------------------------------------------------
     6              NA              1,850             1,757.5        1,850            0             0
                                                    (=1,850-92.5)                                 (=0+0)
-----------------------------------------------------------------------------------------------------------
     7              NA              1,850             1,757.5        1,900           50            50
                                                    (=1,850-92.5)                                 (0+50)
-----------------------------------------------------------------------------------------------------------
     8              50              1,850             1,707.5        1,900           50           100
                                                   (=1,850-50-92.5)                              (=50+50)
-----------------------------------------------------------------------------------------------------------
     9             100              1,850             1,657.5        1,950          100           150
                                                  (=1,850-100-92.5)                             (=100+100-
                                                                                                  50**)
-----------------------------------------------------------------------------------------------------------
    10             150              1,850             1,607.5        1,700         -150            0
                                                  (=1,850-150-92.5)
-----------------------------------------------------------------------------------------------------------

* Pursuant to Section 2.3.2, Disposeco would be obligated in each of the marked Contract Years to pay an amount equal the then Prevailing Rate multiplied by the volume of the Triggering Carryforward accruing in two years earlier.

** Pursuant to Section 2.3.3, the Positive Carryforward accruing in Contract Year 7 expires.

SCHEDULE 3:  VARIABLE ACTUAL VOLUME OVER 10 YEAR PERIOD.

-----------------------------------------------------------------------------------------------------------
                                                                               Carryforward
                 Prior Years                                                      Amount
                 Adjustment                                                      (=Actual
                (= to positive    Annual Volume                     Actual       Volume -     Carryforward
  Contract       Carryforward    (Assumed to be                     Volume        Annual     Account - Year
    Year         Acct. Bal.)       1,850/year)     Minimum Volume  (assumed)      Volume)      End Balance
-----------------------------------------------------------------------------------------------------------
     1              NA              1,850             1,757.5        2,000          150           150
                                                   (=1,850-92.5)                                (=0+150)
-----------------------------------------------------------------------------------------------------------
     2             150              1,850             1,607.5        1,750         -100            50
                                                   (=1,850-150 -                               (=150+-100)
                                                       92.5)
-----------------------------------------------------------------------------------------------------------
     3              50              1,850             1,707.5        1,850            0            0
                                                 (=1,850-50-92.5)                              (=50-unused
                                                                                               50 from yr 1)
-----------------------------------------------------------------------------------------------------------
     4              NA              1,850             1,757.5        1,800          -50           -50
                                                   (=1,850-92.5)                                 (=0-50)
-----------------------------------------------------------------------------------------------------------
     5              NA              1,850             1,757.5        2,000          150*          100
                                                   (=1,850-92.5)                               (=-50+150)
-----------------------------------------------------------------------------------------------------------
     6             100              1,850             1,657.5        1,750         -100            0
                                                   (=1,850-100-                                (=100+-100)
                                                       92.5)
-----------------------------------------------------------------------------------------------------------
     7              NA              1,850             1,757.5        1,850            0            0
                                                   (=1,850-92.5)                                 (=0+0)
-----------------------------------------------------------------------------------------------------------
     8              NA              1,850             1,757.5        1,900           50            50
                                                   (=1,850-92.5)                                 (=0+50)
-----------------------------------------------------------------------------------------------------------
     9              50              1,850             1,757.5        1,775          -75            -25
                                                   (=1,850-92.5)                                (=50+-75)
-----------------------------------------------------------------------------------------------------------
    10              NA              1,850             1,757.5        1,875           25            0
                                                   (=1,850-92.5)
-----------------------------------------------------------------------------------------------------------

* Note that Contract Year 5 above is an example of a Positive Carryforward which is partially offset prior to the Contract year in which it is accrued with the remainder being offset after the Contract Year in which it is accrued.